UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 02, 2024

WEBTOON Entertainment Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42144	81-3830533
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5700 Wilshire Blvd. Suite 220
Los Angeles, California		90036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (323) 424-3795

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	WBTN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 14, 2024, WEBTOON Entertainment Inc. (the “Company”) filed a half-year report for the half-year ended June 30, 2024, with the Financial Supervisory Service of Korea (the “FSS”). The report contained certain errors, including mislabeling certain current or previous members of our board of directors (the “Board”), Haejin Lee, Namsun Kim, Jun Masuda, Seon Ju Chae and Sangjin Park, as “outside directors” (translated), when such directors constituted “other directors who are not engaged in regular business” (translated) under the applicable laws of Korea. On September 2, 2024, the Company filed a corrective disclosure with the FSS, correcting such errors.

A similar error regarding the description of the Company’s Board was included in the Company’s Registration Statement on Form S-1 (File No. 333-279863) declared effective by the Securities and Exchange Commission on June 26, 2024, (the "S-1"). The following sentence should not have been included: “Each member of the compensation committee will also be a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBTOON Entertainment Inc.

Date:	September 3, 2024	By:	/s/ David J. Lee
Name: David J. Lee Title: Chief Financial Officer and Chief Operating Officer